Exhibit 10.2

GRAPHITE BIO, INC.

September 5, 2023

PERSONAL AND CONFIDENTIAL

Josh Lehrer

Re: Separation Agreement and Release

Dear Josh:

This letter confirms our previous discussions concerning your employment with Graphite Bio, Inc. (the “Company”). On August 21, 2023 (the “Termination Date”), your employment with the Company shall end and your status with the Company shall change to no longer employed, and your consulting relationship will commence.

This letter also proposes an agreement (the “Agreement”) between you and the Company regarding the terms of your separation from the Company. Whether or not you sign this Agreement, the Company will provide you with all compensation due to you on your last day of employment, but the Agreement the Company hereby proposes would provide you with additional severance to which you are not otherwise entitled.

It is customary in severance agreements for an employee to release the Company from any possible claims, even if the Company believes, as is the case here, that no such claims exist. By proposing and entering into this Agreement, the Company is not admitting in any way that it violated any legal obligation that it owed to you.

The Agreement is set forth on the following pages. If you agree to this Agreement, please return an original, signed copy of the agreement to me within five (5) business days. After receiving an executed version from you, I will sign on behalf of the Company and provide you with a set of documents signed by both parties.

Sincerely,

/s/ Perry Karsen

Perry Karsen
Chairperson of the Board of Directors

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Josh Lehrer (“Employee”) and Graphite Bio, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of the Effective Date (as defined below).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee was provided with an offer letter dated February 28, 2020 (the “Offer Letter”) which Employee accepted, including the form of Proprietary Information and Inventions Agreement (the “Confidentiality Agreement”);

WHEREAS, the Parties agreed that Employee’s employment with the Company was terminated by the Company other than for Cause where no grounds for Cause were known to exist effective August 21, 2023 (the “Termination Date”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Recitals; Termination of Executive Officer and Director Positions; Post-Termination Consulting Period.

a.
The Recitals set forth above are expressly incorporated into this Agreement.

b.
Employee hereby confirms his resignation of his offices as President and Chief Executive Officer of the Company and any other role as an officer of the Company, as well as his resignation as a member of the Company’s Board of Directors, effective as of the Termination Date.

c.
During the Post-Employment Consulting Period (defined below), Employee will provide consulting services to the Company on an as needed basis (the “Consulting Services”) not to exceed eight (8) hours per week during the Post-Employment Consulting Period as reasonably requested by the Board of Directors (or designated executive officers of the Company), which services will not require Employee to come to the Company’s offices. Employee will continue to have a service relationship with the Company for purposes of the Stock Agreements (as defined below) and will be entitled to the severance benefits set forth in Section 2 below during the Post-Employment Consulting Period but will not otherwise be entitled to additional compensation in

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connection with performing the Consulting Services. The continuing obligations of Employee set forth in Sections 9 through 13 below, together with the Restrictive Covenants Agreement (as defined below) (collectively, the “Continuing Obligations”) shall apply to the Employee with commencement thereof as of the Termination Date running concurrently with the applicable Post-Employment Consulting Period. For purposes of this Agreement, a “Strategic Transaction” shall mean (i) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (ii) the sale of all or substantially all of the stock or assets of the Company to an unrelated person, entity or group thereof acting in concert, (iii) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company, (iv) any so-called “reverse merger” transaction in which the Company effects a business combination with an entity that is not a publicly traded or listed entity and a result of which, the Company remains a publicly traded entity with the equity holders of the other entity owning a substantial portion of the outstanding equity of the ongoing public entity, or (v) any Sale Event (as defined in the Graphite Bio, Inc. 2021 Stock Option and Incentive Plan, as in effect on the Termination Date). “Post-Employment Consulting Period” shall mean the period ending on the earlier of (x) twelve (12) months from the Termination Date and (y) the date of completion of a Strategic Transaction.

2.
Consideration.

a. Severance Benefits. Subject to the execution of this Agreement, in consideration for the promises and agreements set forth herein, including Employee’s compliance with the Continuing Obligations, the Company agrees to the following:

i.
Separation Payment. The Company agrees to pay Employee at a rate of $47,666.67 per month, less applicable withholdings (such payment being the “Separation Payment”), for a period of twelve (12) months following the Termination Date. The Company shall commence the first monthly Separation Payment to Employee no earlier than within five (5) days following the Effective Date, in accordance with the Company’s regular payroll practices.

ii.
COBRA. The Company shall pay the COBRA administrator directly to cover the payments for Employee’s COBRA coverage for a period of twelve (12) months following the Termination Date or until Employee has commenced other employment which provides for Employee’s eligibility for health benefits, whichever occurs first, provided Employee timely elects and pays for continuation coverage

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pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA.
iii.
Extension of Exercise Period. For the outstanding equity subject to the Stock Agreements (as defined herein), which for the avoidance of doubt has remained outstanding, the Employee shall have until the earlier of (i) the expiration of the twelve (12)-month period measured from the termination of his service relationship with the Company or (ii) the expiration date of the option term in which to exercise that option award.
iv.
Acceleration of Shares. Upon the Effective Date of this Agreement, the Company shall accelerate the vesting of an aggregate of 50% of the shares subject to the option award issued to the Employee on February 9, 2023 (representing a 50% increase in the number of shares accelerated), which option award has remained outstanding (the “Acceleration Benefit”).

v.
Retention Bonus Payment. The Company shall pay Employee’s retention bonus in the amount of $286,000, less applicable withholdings (the “Retention Bonus Payment”), which represents the amount equal to the retention bonus payment agreed upon pursuant to the March 21, 2023 Retention and Severance Agreement entered into between Employee and the Company. The Company shall pay the Retention Bonus Payment in cash within ten (10) days following the Effective Date.

vi.
Change in Control Benefits. If a Strategic Transaction occurs within the three (3) months following the Termination Date (the “Transaction Window”), the Company will pay or provide Employee, without duplication for the foregoing, the cash and non-cash benefits and payments payable to a Tier 1 Executive in the Company’s Executive Severance Plan (as in effect on the Termination Date) as if the termination of Employee’s employment was a Qualified Termination Event that occurred within the Change in Control Period under such Executive Severance Plan (the “CIC Benefits”). The CIC Benefits will be separate payments in a series of separate payments for purposes of Section 409A and, which together with the foregoing, will be paid or provided in a manner that does not violate Section 409A (and for this purpose any equity awards outstanding immediately prior to the Termination Date will remain outstanding).

b. Supplemental Release. In consideration of Employee’s execution of this Agreement and the Supplemental Release attached hereto as Exhibit B (the “Supplemental Release”) and (ii) Employee’s fulfillment of all of the terms and conditions in this Agreement and the Supplemental Release, the Company agrees to provide the following: Subject to Section 1.c hereof, in the event the Post-Termination Consulting Period ends upon the consummation of a Strategic Transaction prior to the date six (6) months after the Termination Date, the Company shall accelerate the vesting of a number of shares equal to the number of shares subject to the Stock Agreements set forth on Exhibit A that would otherwise have vested through the date six (6) months from the Termination Date had Employee’s service relationship with the Company continued through such period (or such lesser amount then remaining unvested thereunder).

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3.
Stock. Exhibit A sets forth a summary of all of Employee’s equity grants held as of the Termination Date and the equity of each grant that are vested and unvested as of the Termination Date, including the Acceleration Benefit, pursuant to the terms of the Company’s stock plans and the corresponding grant agreements (collectively, the “Stock Agreements”). Employee acknowledges that, other than the vested awards listed on Exhibit A (and any shares or awards that shall vest during the Post-Employment Consulting Period subject to Section 1.c or Section 2.b., or as a result of the CIC Benefits in respect of the Transaction Window, or otherwise held or exercised by Employee), Employee has and will have no other equity or debt interest in the Company of any kind, including but not limited to, any interest in stock, stock options, or other form of profit participation. Employee agrees that the foregoing treatment is consistent with, and has honored any and all obligations of the Company to Employee, under the Stock Agreements.

EMPLOYEE UNDERSTANDS THAT NEITHER THIS AGREEMENT NOR THE COURSE OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, OR ANY OTHER SERVICE TO THE COMPANY, GIVE OR GAVE EMPLOYEE ANY RIGHT, CONTINUING OR OTHERWISE, TO THE REVENUES AND/OR PROFITS OF THE COMPANY AND/OR ANY OTHER RELEASEE (AS DEFINED BELOW) OR ANY OTHER INTEREST, ECONOMIC OR OTHERWISE, IN THE COMPANY AND/OR ANY OTHER RELEASEE (AS DEFINED BELOW), EXCEPT TO THE EXTENT OF THE ACCELERATION BENEFIT AND AS SET FORTH IN SECTION 2.B OR THIS SECTION 3 OR IN RESPECT OF THE CIC BENEFITS.

4.
Benefits. Employee agrees that Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date, and the parties agree that Employee is eligible to vest in additional equity awards during the Post-Employment Consulting Period as described above and in respect of the CIC Benefits if any. Employee’s health, dental and vision insurance benefits, if any, shall cease on the last day of August 2023, subject to Employee’s right to continue Employee’s coverage under COBRA.

5.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee specifically represents that Employee is not due to receive any commissions or other incentive compensation from the Company other than as set forth in this Agreement.

6.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees

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arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; commission payments; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; and any other similar statutes, regulations or laws;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or rights afforded under this Agreement. This release does not release claims that cannot be released as a matter of law, or rights or claims of Employee relating to: (i) unemployment (which shall not to be contested, provided that the foregoing does not prohibit the Company from truthfully responding to any government or agency requests for information), (ii) indemnification, (iii) directors and officer insurance, (iv) contribution and exculpation, (v) vested

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equity held by Employee as of the Termination Date or in which Employee vests hereafter consistent with this Agreement, (vi) Employee’s equity rights continuing following the Termination Date consistent with this Agreement, (vii) vested employee benefits, and (viii) rights Employee may have (A) to receipt of payment in respect of any restricted stock or early exercised options as set forth in the applicable award agreements or applicable plan document, or (B) in respect of any CIC Benefits with respect to the Transaction Window. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.

After reasonable due inquiry, the Company represents that it is not currently aware of any claims it or its affiliates may have against Employee.

7.
California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

8.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.
Confidentiality. To the extent permitted by applicable law, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.

10.
Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, in the form attached as Exhibit C, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees; provided that Employee hereby acknowledges receipt of the following notice

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required pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Without limitation to Employee’s obligations under the Confidentiality Agreement, Employee acknowledges that during the course of Employee’s employment with the Company Employee had access to a number of confidential materials, including trade secrets and other information which is commercially sensitive and is not in the public domain relating or belonging to the Company, including but not limited to information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret forumlae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company, lists or details of clients, potential clients or suppliers or the arrangements made with any client or supplier and any information in respect of which the Company owes an obligation of confidentiality to any third party (“Confidential Information”), and Employee specifically represents that Employee shall refrain from using any such Confidential Information in the future. Employee affirms that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company (which for the avoidance of doubt shall not include Employee’s contact list or Employee’s personal files (which the Company will reasonably assist Employee in transferring to his personal device(s)).

11.
Employee Inventions. During the course of Employee’s employment with Company, Employee may have developed certain works and inventions intended to be owned by Company. Employee hereby irrevocably assigns and transfers to Company all right, title and interest (including all patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights worldwide) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Employee during the term of Employee’s employment with Company to the fullest extent allowed by California Labor Code Section 2870 (collectively “Inventions”). Employee shall assist Company, at Company’s expense, to record and perfect such assignment, and to perfect, maintain and defend any rights assigned. Employee hereby irrevocably designates Company as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf to perform any lawfully permitted acts to further the purposes of the foregoing. Employee also hereby waives all claims to any moral rights or other special rights which Employee may have or accrue in any Inventions. Further, if any Invention cannot be fully exploited without using or violating any intellectual property or proprietary rights (not assigned hereunder) in which Employee has an interest, Employee hereby grants Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to fully exploit all such intellectual property rights in connection with the Inventions.

12.
No Cooperation. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients (other than Employee in respect of any claims Employee has that are not released hereby) in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to

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immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.
Nondisparagement. Except as otherwise provided herein, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees. Employee agrees to refrain from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning the Company or its services to any of the clients of the Company. Employee shall not use any Company information that is confidential either under applicable law or the Confidentiality Agreement to which Employee had access during the scope of Employee’s employment with the Company in order to communicate with or solicit any of the Company’s current or prospective clients. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. The Company shall refrain, and shall cause its board of directors and its executive officers to refrain, from any disparagement, defamation, libel or slander of Employee and from making, either directly or indirectly, any negative, damaging or otherwise disparaging communications concerning Employee or his services. Employee understands that the Company’s obligations under this Section 13 shall only apply to the Company’s current executive officers and directors for as long as they are a current employee or director of the Company.

14.
Protected Disclosure. Notwithstanding any other provision of this Agreement, nothing in this Agreement prevents Employee from: (i) filing a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”); (ii) communicating with any Government Agency or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including Employee’s ability to provide documents or other information, without notice to the Company; (iii) providing truthful testimony in litigation; or (iv) discussing or disclosing information about sexual harassment, sexual assault, or unlawful acts in the workplace (including harassment, discrimination or other conduct Employee has reasonable cause to believe is unlawful). If Employee files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Employee’s behalf, or if any other third party pursues any claim on Employee’s behalf, Employee waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right Employee may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

15.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, or of any provision of the Confidentiality Agreement, shall entitle the Company immediately to cease providing, and/or to the extent determined by a court of competent jurisdiction to recover the consideration provided to Employee under this Agreement and to seek to obtain damages, except as provided by law.

16.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection

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with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

19.
Authority; Successors. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein. This Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the Company and Employee. This Agreement shall be assigned by the Company (to the extent not otherwise transferred by operation of law) to any entity succeeding to the business or assets of the Company by purchase, merger, consolidation or otherwise.

20.
No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

21.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party as determined by a court of competent jurisdiction shall be entitled to recover its costs and expenses, including the costs of mediation, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this

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Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Awards, and the Executive Severance Plan as it relates to the CIC Benefits, if any, which continue subject to the terms of this Agreement.

24.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized representative of the Company.

25.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

26.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within 5 business days. This Agreement will become effective on the date it has been signed by both Parties and not revoked by either Party prior to such date (the “Effective Date”).

27.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart, PDF, and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

28.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

() Employee has read this Agreement;

() Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

() Employee understands the terms and consequences of this Agreement and of the releases it contains; and

() Employee is fully aware of the legal and binding effect of this Agreement.

[Signature page follows; Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

JOSH LEHRER, an individual

Dated: September 7, 2023 /s/ Josh Lehrer

Josh Lehrer

Graphite Bio, Inc.

Dated: September 7, 2023 By /s/ Perry Karsen

Name: Perry Karsen

Its: Chairperson of the Board of Directors

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EXHIBIT A

SUMMARY OF STOCK AGREEMENTS

The table below summarizes the equity grants made to the Employee under the Stock Agreements, with vesting information measured as of the Termination Date.

Type of Grant	Grant Number	Grant/Issue Date	Total Shares Granted	Total Shares Vested as of Termination Date	Total Shares Unvested as of Termination Date
RSA	00000159	28-Apr-20	670,397	558,664	111,733
RSA	00000160	20-May-20	109,134	90,945	18,189
NQSO (early exercised into restricted stock)	00000028	13-Jan-21	374,013	311,677	62,336
NQSO	00000079	17-Mar-21	340,798	205,898	134,900
NQSO*	00000386	21-Feb-23	600,000	87,500	512,500
NQSO	00000211	16-Feb-22	650,000	257,291	392,709
ISO	00000053	17-Mar-21	81,830	49,098	32,732
NQSO	00000054	17-Mar-21	713,366	431,332	282,034

* The vesting of an additional 300,000 shares will accelerate as of the Termination Date pursuant to Section 2(d) of the Agreement, such that an aggregate of 387,500 shares will be deemed vested as of the Termination Date.

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EXHIBIT B – SUPPLEMENTAL RELEASE

This Supplemental Release (“Supplemental Release”) is made by and between Josh Lehrer (“Consultant”) and Graphite Bio, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of the Supplemental Release Effective Date (defined below).

1.
Supplemental Release Effective Date. Consultant understands that Consultant has had more than twenty-one (21) days to consider this Supplemental Release since first receiving it with the Separation Agreement and Release (the “Agreement”) to which it was attached as Exhibit B. To accept this Supplemental Release, Consultant must sign it no earlier than the last day of the Post-Employment Consulting Period (as defined in the Agreement) and then return the signed copy to the Company no later than five business days following the last day of the Post-Employment Consulting Period, and this Supplemental Release shall be null and void if Consultant fails to do so. This Supplemental Release will become effective on the eighth (8th) day after Consultant signs this Supplemental Release, so long as it has been signed by the Company and has not been revoked by either Party before that date (the “Supplemental Release Effective Date”).
2.
Supplemental Consideration. Consultant acknowledges that without this Supplemental Release becoming effective (along with other conditions specified in paragraph 2(b) of the Agreement), Consultant is otherwise not entitled to the Supplemental Consideration described in paragraph 2(b) of the Agreement.
3.
Payment of Salary and Receipt of All Benefits. Consultant acknowledges and represents that the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, reimbursement for health care, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Consultant through the last day of the Post-Employment Consulting Period.
4.
Release of Claims. Consultant agrees that the Supplemental Consideration represents settlement in full of all outstanding obligations owed to Consultant by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, parents, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Consultant, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Consultant may possess against any of the Releasees arising from any omissions, acts, facts, or damages that may have occurred up until and including the Supplemental Release Effective Date, including, without limitation:

a. any and all claims relating to or arising from Consultant’s service relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Consultant’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud,

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misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; and any other similar statutes, regulations or laws;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Consultant as a result of this Supplemental Release; and

h. any and all claims for attorneys’ fees and costs.

Consultant agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Supplemental Release or rights to enforce or claims pursuant to the Agreement (including, without limitation, with respect to the CIC Benefits, if any). This release does not release claims that cannot be released as a matter of law, or rights or claims of Consultant relating to: (i) unemployment (which shall not to be contested, provided that the foregoing does not prohibit the Company from truthfully responding to any government or agency requests for information), (ii) indemnification, (iii) directors and officer insurance, (iv) contribution and exculpation, (v) vested equity held by Consultant as of the signing date hereof or in which Consultant vests consistent with the Agreement (including, without limitation, with respect to the CIC Benefits, if any), (vi) Consultant’s equity rights continuing following the Termination Date consistent with the Agreement, (vii) vested employee benefits, and (viii) rights Consultant may have to receipt of payment in respect of any restricted stock or early exercised options as set forth in the applicable award agreements or applicable plan document.

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After reasonable due inquiry, the Company represents that it is not currently aware of any claims it or its affiliates may have against Consultant.

5.
Acknowledgment of Waiver of Claims under ADEA. Consultant acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Consultant agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Supplemental Release Effective Date. Consultant acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Consultant was already entitled. Consultant further acknowledges that he/she has been advised by this writing that: (a) he/she should consult with an attorney prior to executing this Supplemental Release; (b) he/she has twenty-one (21) days within which to consider this Supplemental Release; (c) he/she has seven (7) days following his/her execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Consultant from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Consultant signs this Supplemental Release and returns it to the Company in less than the 21-day period identified above, Consultant hereby acknowledges that he/she has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Consultant acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Supplemental Release Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
6.
California Civil Code Section 1542. Consultant acknowledges that Consultant has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Consultant, being aware of said code section, agrees to expressly waive any rights Consultant may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
No Pending or Future Lawsuits. Consultant represents that Consultant has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Consultant also represents that Consultant does not intend to bring any other claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

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8.
Confidentiality. Consultant agrees to maintain in complete confidence the existence of this Supplemental Release, the contents and terms of this Supplemental Release, and the consideration for this Supplemental Release (hereinafter collectively referred to as “Separation Information”). Except as required by law, Consultant may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Supplemental Release, Consultant’s counsel, and Consultant’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Consultant agrees that Consultant will not publicize, directly or indirectly, any Separation Information.
9.
Breach. In addition to the rights provided below (the “Attorneys’ Fees” section), Consultant acknowledges and agrees that any material breach of this Supplemental Release shall entitle the Company immediately to cease providing and/or to the extent determined by a court of competent jurisdiction recover the consideration provided to Consultant under this Supplemental Release and the Agreement conditioned on this Supplemental Release and to seek to obtain damages, except as provided by law.
10.
No Admission of Liability. Consultant understands and acknowledges that this Supplemental Release constitutes a compromise and settlement of any and all actual or potential disputed claims by Consultant. No action taken by the Company hereto, either previously or in connection with this Supplemental Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Consultant or to any third party.
11.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Supplemental Release, the prevailing Party as determined by a court of competent jurisdiction shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
12.
Protected Disclosure. Notwithstanding any other provision of this Supplemental Release, nothing in this Supplemental Release prevents Consultant from: (i) filing a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”); (ii) communicating with any Government Agency or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including Consultant’s ability to provide documents or other information, without notice to the Company; (iii) providing truthful testimony in litigation; or (iv) discussing or disclosing information about sexual harassment, sexual assault, or unlawful acts in the workplace (including harassment, discrimination or other conduct Consultant has reason to believe is unlawful). If Consultant files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Consultant’s behalf, or if any other third party pursues any claim on Consultant’s behalf, Consultant waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action).
13.
Entire Agreement; Successors. This Supplemental Release and the Agreement represents the entire agreement and understanding between the Company and Consultant concerning the subject matter of this Supplemental Release and the Agreement and Consultant’s services with and separation from the Company and the events leading thereto and associated

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therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Supplemental Release and the Agreement, with the exception of the Confidentiality Agreement and the Stock Agreements described in the Agreement, and the Executive Severance Plan as it relates to the CIC Benefits, if any. This Supplemental Release and the Agreement will be binding upon and inure to the benefit of successors and permitted assigns of the Company and Employee. This Supplemental Release and the Agreement shall be assigned by the Company (to the extent not otherwise transferred by operation of law) to any entity succeeding to the business or assets of the Company by purchase, merger, consolidation or otherwise.
14.
No Oral Modification. This Supplemental Release may only be amended in a writing signed by Consultant and a duly authorized representative of the Company.
15.
Governing Law. This Supplemental Release shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Consultant consents to personal and exclusive jurisdiction and venue in the State of California.
16.
Counterparts. This Supplemental Release may be executed in counterparts and by facsimile, and each counterpart, PDF, and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
17.
Voluntary Execution of Supplemental Release. Consultant understands and agrees that Consultant executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Consultant acknowledges that:

a. Consultant has read this Supplemental Release;

b. Consultant has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel;

c. Consultant understands the terms and consequences of this Supplemental Release and of the releases it contains; and

d. Consultant is fully aware of the legal and binding effect of this Supplemental Release.

[Signature page follows; Remainder of page intentionally left blank]

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Josh Lehrer, an individual

Dated: 9/7/2023 /s/ Josh Lehrer

Josh Lehrer

Graphite Bio, Inc.

Dated: 9/7/2023 By /s/ Perry Karsen

Name: Perry Karsen

Its: Chairperson of the Board of Directors

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EXHIBIT C

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

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